EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Third Quarter of 2016 Ended March 31, 2016

SUNNYVALE, Calif., May 04, 2016 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ:AOSL), today reported financial results for the fiscal third quarter of 2016 ended March 31, 2016.

The results for the fiscal third quarter of 2016 ended March 31, 2016 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Revenue	$83.0	$79.8	$76.9
Gross Margin	19.7%	18.8%	16.6%
Operating Loss	$—	$(0.6)	$(3.4)
Net Loss	$(1.3)	$(1.6)	$(4.1)
Loss Per Share - Diluted	$(0.06)	$(0.07)	$(0.16)

On a non-GAAP basis excluding the effect of share-based compensation expenses in each of the periods presented, impairment of long-lived assets in the quarter ended December 31, 2015, and joint venture related costs in the quarter ended March 31, 2016, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Revenue	$83.0	$79.8	$76.9
Gross Margin	19.9%	19.0%	16.8%
Operating Income (Loss)	$1.3	$0.9	$(2.4)
Net Income (Loss)	$0.1	$(0.1)	$(3.2)
Income (Loss) Per Share - Diluted	$—	$—	$(0.12)

“AOS delivered strong execution in the March quarter that typically marks the lowest season for us,” said Dr. Mike Chang, chairman and CEO of AOS.  “The revenue came in at the high end of our guidance range, and the gross margin and the bottom line exceeded the stated expectations. Our diversified product portfolio enabled us to deliver a sound performance amid challenges in the PC market, resulting in counter-seasonal growth.  We believe that the improved operating performance is evidence that our turnaround strategies are beginning to bear fruit.  We remain keenly focused on driving a more solid turnaround with full strength to achieve revenue growth and profitability.”

Business Outlook for Fiscal Q4 Ending June 30, 2016

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $87 million and $91 million.

  GAAP gross margin is expected to be 20.0% plus or minus 1%.

  GAAP operating expenses are expected to be in the range of $15.8 million to $17.8 million.

  Tax expense is expected to be approximately $1.0 million to $1.2 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.1 million to $1.3 million.

Conference Call and Webcast
AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal third quarter of 2016 ended March 31, 2016 today, May 4, 2016 at 2:00 p.m. PT / 5:00 p.m. ET.  To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.).  To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.  In addition, a copy of the script of prepared remarks by CEO and CFO at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward Looking Statements
This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance.  These forward looking statements include, without limitation, statements relating to the expected new product cycle, projected amount of revenues, gross margin, operating income/(expenses), tax expenses, net income/(loss), and share-based compensation expenses, expectation with respect to improvement in profit, our recovery progress and competitive position, our ability and strategy to develop new products, expand our sales, design wins, revenue and profitability, growth in revenue and market share, seasonality fluctuation in customer demand, the execution of our business plan, and other information under the section entitled “Business Outlook for Fiscal Q4 Ending June 30, 2016”.  Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, our ability to successfully operate joint venture, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed on August 27, 2015.  Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements.  Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements.  You should not place undue reliance on these forward-looking statements.  All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income/(loss), net income/(loss) and diluted earnings (loss) per share (“EPS”).  These supplemental measures exclude share-based compensation expenses, impairment of long-lived assets and joint venture related costs.  We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results.  In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors.  Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the term used in this press release, non-GAAP net income/(loss), does not have a standardized meaning.  Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies.  We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor
Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions.  AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment.  For more information, please visit http://www.aosmd.com.  For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015

Revenue	$82,987	$79,825	$76,918	$244,251	$246,463
Cost of goods sold	66,668	64,853	64,154	197,899	200,297
Gross profit	16,319	14,972	12,764	46,352	46,166
Gross margin	19.7%	18.8%	16.6%	19.0%	18.7%

Operating expenses
Research and development	6,924	5,941	6,929	19,029	20,155
Selling, general and administrative	9,444	9,197	9,219	28,300	27,958
Impairment of long-lived assets	—	432	—	432	—
Total operating expenses	16,368	15,570	16,148	47,761	48,113
Operating loss	(49)	(598)	(3,384)	(1,409)	(1,947)

Interest income and other, net	10	9	18	30	92
Interest expense	(5)	(7)	(41)	(22)	(157)
Loss before income taxes	(44)	(596)	(3,407)	(1,401)	(2,012)

Income tax expense	1,219	1,015	698	3,448	2,826
Net loss	$(1,263)	$(1,611)	$(4,105)	$(4,849)	$(4,838)

Net loss per share:
Basic	$(0.06)	$(0.07)	$(0.16)	$(0.22)	$(0.18)
Diluted	$(0.06)	$(0.07)	$(0.16)	$(0.22)	$(0.18)

Weighted average number of common shares used to compute net loss per share:
Basic	22,232	22,269	26,447	22,400	26,469
Diluted	22,232	22,269	26,447	22,400	26,469

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	March 31, 2016	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$78,923	$106,085
Restricted cash	347	368
Accounts receivable, net	32,036	38,781
Inventories	67,911	64,175
Deferred income tax assets	2,959	2,205
Other current assets	5,772	4,279
Total current assets	187,948	215,893
Property, plant and equipment, net	112,497	119,579
Intangible assets, net	16	17
Goodwill	269	269
Deferred income tax assets - long term	10,193	10,848
Other long-term assets	2,971	2,011
Total assets	$313,894	$348,617
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$47,041	$44,083
Accrued liabilities	22,011	19,225
Income taxes payable	1,724	1,372
Deferred margin	807	716
Capital leases	255	941
Total current liabilities	71,838	66,337
Income taxes payable - long term	1,576	1,601
Deferred income tax liabilities	3,913	3,023
Capital leases - long term	45	64
Other long term liabilities	797	953
Total liabilities	78,169	71,978
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at March 31, 2016 and June 30, 2015	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares, issued and outstanding: 28,039 shares and 22,360 shares, respectively at March 31, 2016 and 27,314 shares and 26,316 shares, respectively at June 30, 2015	56	55
Treasury shares at cost, 5,679 shares at March 31, 2016 and 998 shares at June 30, 2015	(50,470)	(8,593)
Additional paid-in capital	187,148	181,040
Accumulated other comprehensive income	772	905
Retained earnings	98,219	103,232
Total shareholders’ equity	235,725	276,639
Total liabilities and shareholders’ equity	$313,894	$348,617

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015

U.S. GAAP gross profit	$16,319	$14,972	$12,764	$46,352	$46,166

Share-based compensation:
Cost of goods sold	187	157	167	475	495
Non-GAAP gross profit	$16,506	$15,129	$12,931	$46,827	$46,661
Non-GAAP gross margin	19.9%	19.0%	16.8%	19.2%	18.9%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Loss to Non-GAAP Operating Income (Loss)
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015

U.S. GAAP operating loss	$(49)	$(598)	$(3,384)	$(1,409)	$(1,947)

Share-based compensation:
Cost of goods sold	187	157	167	475	495
Research and development	309	264	43	766	542
Selling, general and administrative	677	664	730	1,806	2,282
Total share-based compensation	1,173	1,085	940	3,047	3,319
Joint venture related costs	180	—	—	180	—
Impairment of long-lived assets	—	432	—	432	—

Non-GAAP operating income (loss)	$1,304	$919	$(2,444)	$2,250	$1,372

Alpha and Omega Semiconductor Limited
Reconciliation of Net Loss to Non-GAAP Net Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	March 31, 2015

U.S. GAAP net loss	$(1,263)	$(1,611)	$(4,105)	$(4,849)	$(4,838)

Share-based compensation:
Cost of goods sold	187	157	167	475	495
Research and development	309	264	43	766	542
Selling, general and administrative	677	664	730	1,806	2,282
Total share-based compensation	1,173	1,085	940	3,047	3,319
Joint venture related costs	180	—	—	180	—
Impairment of long-lived assets	—	432	—	432	—

Non-GAAP net income (loss)	$90	$(94)	$(3,165)	$(1,190)	$(1,519)

Non-GAAP diluted net income (loss) per share	$—	$—	$(0.12)	$(0.05)	$(0.06)

Weighted-average number of common shares used in computing non-GAAP net income (loss) per share:
Diluted shares	22,944	22,269	26,447	22,400	26,469

CONTACT:
Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com